                                                                      Exhibit 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                    THREE MONTHS ENDED
                                                                         MARCH 31,
                                                                     2002         2001
                                                                   --------     --------
Basic Earnings
      Income before discontinued operations ..................     $    368     $  9,430
      Income from discontinued operations, net of income taxes          406          176
                                                                   --------     --------
         Net earnings ........................................     $    774     $  9,606
                                                                   ========     ========

   Shares:
      Weighted average number of common
         shares outstanding ..................................       44,877       44,902
                                                                   ========     ========

   Basic earnings per common share:
      Income before discontinued operations ..................     $   0.01     $   0.21
      Income from discontinued operations, net of income taxes         0.01         0.00
                                                                   --------     --------
         Net earnings ........................................     $   0.02     $   0.21
                                                                   ========     ========

DILUTED EARNINGS
      Income before discontinued operations ..................     $    368     $  9,430
      Income from discontinued operations, net of income taxes          406          176
                                                                   --------     --------
         Net earnings as adjusted ............................     $    774     $  9,606
                                                                   ========     ========

   Shares:
      Weighted average number of common
         shares outstanding ..................................       44,877       44,902
      Options issued .........................................        1,918        1,420
                                                                   --------     --------
      Weighted average number of common
         shares outstanding as adjusted ......................       46,795       46,322
                                                                   ========     ========

   Diluted earnings per common share:
      Income before extraordinary items ......................     $   0.01     $   0.21
      Extraordinary items - loss on discharge of indebtedness          0.01         0.00
                                                                   --------     --------
         Net earnings ........................................     $   0.02     $   0.21
                                                                   ========     ========